EXHIBIT 10.2
Execution Version

COLLATERAL AGREEMENT
dated as of July 28, 2008
by and among
DYNCORP INTERNATIONAL INC.,
as Holdings,
DYNCORP INTERNATIONAL LLC,
as Borrower,
and certain of their respective Subsidiaries,
as Grantors,
in favor of
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

ii

SCHEDULES:

Schedule 3.3	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.6	Commercial Tort Claims
Schedule 3.7	Deposit Accounts
Schedule 3.8	Intellectual Property
Schedule 3.10	Investment Property and Partnership/LLC Interests
Schedule 3.11	Instruments
Schedule 3.12	Government Contracts

iii

COLLATERAL AGREEMENT (this “Agreement”), dated as of July 28, 2008, by and among DYNCORP INTERNATIONAL INC., a Delaware corporation (“Holdings”), DYNCORP INTERNATIONAL LLC, a Delaware limited liability company (the “Borrower”), certain of Holdings’ Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with Holdings and the Borrower, the “Grantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties.
STATEMENT OF PURPOSE
Pursuant to the Credit Agreement of even date herewith by and among Holdings, the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.
Pursuant to the terms of the Guaranty Agreements, Holdings and certain Subsidiaries of Holdings who are parties hereto have guaranteed the payment and performance of the Obligations.
It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of the Secured Parties.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
SECTION 1.1 Terms Defined in the Uniform Commercial Code.
(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: “Accession”, “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products” “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper” and “Uncertificated Security”.
(b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Additional Grantor” means each Subsidiary of Holdings which hereafter becomes a Grantor pursuant to Section 7.16 (as required pursuant to Section 9.11 of the Credit Agreement).
“Administrative Agent” has the meaning set forth in the Preamble to this Agreement.
“Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).
“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.
“Assignment Documents” means, collectively, the assignments and notices of assignment executed by each Grantor pursuant to the Assignment of Claims Act and Federal Acquisition Regulation Subpart 32.8 with respect to any Government Contract to which such Grantor is a party, each of which shall be in form and substance satisfactory to the Administrative Agent; provided, that the applicable contracting government officer (or the equivalent responsible person, as applicable) shall not be required to execute any Assignment Document until such Assignment Document is required to be filed with the applicable Government Authority in accordance with Section 5.2(a)(vi).
“Bank of America Securities Account” means that certain Securities Account (Account Number 24901078) of the Borrower with Banc of America Securities LLC, which account holds only amounts necessary to cash collateralize the Bank of America Letters of Credit, and all Investment Property held in such Securities Account.
“Borrower” has the meaning set forth in the Preamble to this Agreement.
“Collateral” has the meaning assigned thereto in Section 2.1.
“Collateral Account” has the meaning assigned thereto in Section 5.2.
“Control” means the manner in which “control” is achieved under the UCC, with respect to any Collateral for which the UCC specifies a method of achieving “control”.
“Controlled Depository” has the meaning assigned thereto in Section 4.5.
“Controlled Intermediary” has the meaning assigned thereto in Section 4.5.
“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.8 hereto, (b) all renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any written agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.8, expressly granting any right under any Copyright (excluding agreements concerning off-the-shelf computer software), including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.
“Excluded Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Event of Default has occurred and is continuing, Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not exceed $10,000,000 at any time.
“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.
“Grantors” has the meaning set forth in the Preamble of this Agreement.
“Holdings” has the meaning set forth in the preamble to this Agreement.
“Intellectual Property” means, collectively, all of the following of any Grantor: (a) all systems software and applications software, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, and know-how embodied in any of the foregoing, (b) discoveries, improvements, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b), and (c).
“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).
“Obligations” means with respect to the Borrower, the meaning assigned thereto in the Credit Agreement, and with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such Guarantor and with respect to all Grantors, all liabilities and obligations of the Grantors hereunder.
“Material Government Contract” has the meaning assigned thereto in Section 3.12.
“Non-Assignable Contract” means any Material Contract or any Material Government Contract to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.
“Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.8, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
“Patent License” means all written agreements now or hereafter in existence providing for the express grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.8.
“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3.
“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of any Loan Document.
“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.8, (b) all renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.
“Trademark License” means any written agreement now or hereafter in existence providing for the express grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.
SECTION 1.3 Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE II
SECURITY INTEREST
SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants and pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(a) all Accounts;
(b) all cash and currency;
(c) all Chattel Paper;
(d) all Commercial Tort Claims identified on Schedule 3.6;

(e) all Deposit Accounts;
(f) all Documents;
(g) all Equipment;
(h) all Fixtures;
(i) all General Intangibles;
(j) all Instruments;
(k) all Intellectual Property;
(l) all Inventory;
(m) all Investment Property;
(n) all Letter of Credit Rights;
(o) all Vehicles;
(p) all other personal property and Goods not otherwise described above;
(q) all books and records pertaining to the Collateral; and
(r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing;
provided, that (i) any Security Interest on any Capital Stock or other ownership interests issued by any Foreign Subsidiary shall be limited to 65% of all issued and outstanding shares of all classes of voting Capital Stock of each first-tier Foreign Subsidiary and 100% of all issued and outstanding shares of all classes of non-voting Capital Stock of such first-tier Foreign Subsidiary, (ii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include, (A) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person, other than any Sanctioned Person with whom such Credit Party has a License described in Section 7.1(y) of the Credit Agreement, (B) any ownership interest in a joint venture that is not a Subsidiary to the extent that the granting of a security interest therein would, under the express terms of any contract or agreement governing such joint venture, be prohibited without the consent of any applicable third party (unless such prohibition is not enforceable or is otherwise ineffective under Applicable Law) and such consent shall not have been obtained by such Grantor, (C) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall automatically be subject to the Lien granted herein and deemed included in the Collateral as and to the extent provided herein, (D) the Bank of America Securities Account or (E) any rights under any lease, instrument, contract or agreement (including, without limitation, domain name registration agreements) of any Grantor to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (1) be prohibited or restricted or (2) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law or (y) consent to such security interest has been obtained from any applicable third party. Notwithstanding any of the foregoing, (1) the foregoing proviso shall not affect, limit, restrict or impair the grant by any Grantor of a security interest in any Account or any money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law or (y) consent to such security interest has been obtained from any applicable third party; and (2) the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to any Grantor at such time as such prohibition, restriction, event of default or termination right shall terminate or shall be waived or consent to such Security Interest has been obtained from any applicable third party.
Notwithstanding any of the foregoing, the payment and performance of the Obligations shall not be secured by any Hedge Agreement between any Grantor and any Secured Party.
SECTION 2.2 Intentionally Omitted.
SECTION 2.3 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder and (d) neither the Administrative Agent nor any Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.
SECTION 2.4 Authorization to File Financing Statements. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by the Administrative Agent prior to the date of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:
SECTION 3.1 Perfected First Priority Liens.
(a) The Security Interests granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations.
(b) When (i) UCC financing statements containing an adequate description of the Collateral shall have been filed in the offices specified in Schedule 3.3 and (ii) certificates evidencing the Capital Stock pledged pursuant to the Security Documents (together with an undated power for each such certificate duly executed in blank by the registered owner thereof), are delivered to the Administrative Agent, the Security Interests will constitute first priority perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC or delivery of certificates, prior to all other Liens and rights of others therein except for Permitted Liens.
(c) When each Copyright security agreement has been filed with the United States Copyright Office, the Security Interests will constitute first priority perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described, prior to all other Liens and rights of others therein except for Permitted Liens.
(d) When each control agreement has been executed and delivered to the Administrative Agent (or to the extent the Administrative Agent is a depositary bank with respect to the Deposit Accounts), the Security Interests will constitute first priority perfected security interests in all right, title and interest of such Grantor in such Deposit Accounts and Securities Accounts, as applicable, subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.
SECTION 3.2 Title; No Other Liens. Each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.
SECTION 3.3 State of Organization; Location of Inventory, Equipment and Fixtures; other Information.
(a) The exact legal name of each Grantor is set forth on Schedule 3.3.
(b) Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.3 under such Grantor’s name. The taxpayer identification number and, to the extent applicable, Registered Organization number of each Grantor is set forth on Schedule 3.3 under such Grantor’s name.

(c) As of the date hereof, (i) the mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.3 under such Grantor’s name and (ii) no Grantor has any other places of business except those separately set forth on Schedule 3.3 under such Grantor’s name.
SECTION 3.4 Accounts. To the knowledge of the Grantors, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts, taken as a whole. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) with a value of more than $100,000 that has not been pledged to the Administrative Agent in accordance with the terms hereof.
SECTION 3.5 Chattel Paper. As of the date hereof, no Grantor holds any material Chattel Paper in the ordinary course of its business.
SECTION 3.6 Commercial Tort Claims. As of the date hereof, each Commercial Tort Claim involving a claim in excess of $200,000 individually or $1,000,000 in the aggregate owned by any Grantor is listed on Schedule 3.6.
SECTION 3.7 Deposit Accounts and Securities Accounts. As of the date hereof, all Deposit Accounts of any Grantor (including, without limitation, cash management accounts that are Deposit Accounts and all Excluded Deposit Accounts), Securities Accounts of any Grantor (including, without limitation, cash management accounts that are Securities Accounts) and lockboxes of any Grantor are listed on Schedule 3.7 and Schedule 3.7 includes the following with respect to each such Deposit Account, Securities Account or lockbox: (a) the owner of such account, (b) the name and address of the financial institution or securities broker where such account is located, (c) account numbers and (d) the purpose or use of such account.
SECTION 3.8 Intellectual Property.
(a) As of the date hereof, all Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations and Trademark applications owned by any Grantor in its own name are listed on Schedule 3.8.
(b) Except as set forth in Schedule 3.8 on the date hereof, none of the Intellectual Property owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.9 Inventory. Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of each Grantor, except as could not reasonably be expected to have a Material Adverse Effect, none of such Inventory is subject to any Intellectual Property rights of any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory. To the knowledge of each Grantor, the completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

SECTION 3.10 Investment Property; Partnership/LLC Interests.
(a) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by any Grantor are listed on Schedule 3.10.
(b) All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the Capital Stock or Partnership/LLC Interests of such Issuer issued to such Grantor.
(c) None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) are Investment Company Securities or (iii) are held in a Securities Account.
(d) Except as otherwise set forth on Schedule 3.10, all of the Partnership/LLC Interests by their terms expressly provide that they are Securities governed by Article 8 of the UCC.
SECTION 3.11 Instruments. As of the date hereof, each Instrument in an aggregate principal amount in excess of $200,000 owned by any Grantor and all promissory notes or other evidence of indebtedness payable to any Grantor are listed on Schedule 3.11.
SECTION 3.12 Material Government Contracts and Material Contracts.
(a) Material Government Contracts. As of the date hereof, each Government Contract described in the Borrower’s Form 10-K for the Fiscal Year ended March 28, 2008 and each other Government Contract with remaining payments of at least $10,000,000 (collectively, the “Material Government Contracts”) are set forth on Schedule 3.12. No Material Government Contract prohibits assignment or requires consent of or notice to any Person in connection with the grant of a security interest in such Material Government Contract or the assignment of such Material Government Contract, in each case, to the Administrative Agent hereunder, except as provided by Federal Acquisition Regulation Subpart 32.8 (or other applicable law or regulation), to the extent applicable, or as has been given or made or is currently sought pursuant to Section 4.11.
(b) Material Contracts. No Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the grant of a security interest in such Material Contract or the assignment of such Material Contract, in each case, to the Administrative Agent hereunder, except as has been given or made or is currently sought pursuant to Section 4.11.
ARTICLE IV
COVENANTS
Until the Obligations (other than (a) contingent indemnification obligations not yet due and (b) the Specified Obligations) shall have been paid in full and the Revolving Credit Commitments terminated, each Grantor covenants and agrees that:
SECTION 4.1 Maintenance of Perfected Security Interest; Further Information.
(a) Each Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(b) Each Grantor will from time to time furnish to the Administrative Agent upon the Administrative Agent’s reasonable request statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
SECTION 4.2 Changes in Locations; Changes in Name or Structure. No Grantor will, except upon ten (10) days’ prior written notice to the Administrative Agent (which time period may be reduced by the Administrative Agent in its sole discretion) and delivery to the Administrative Agent of (a) all additional financing statements and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:
(i) permit any Deposit Account (other than Excluded Deposit Accounts) described on Schedule 3.7 to be closed or maintained with any depositary bank other than the depositary bank set forth on Schedule 3.7 hereto with respect to such Deposit Account;
(ii) permit any Investment Property (other than (A) Certificated Securities delivered to the Administrative Agent pursuant to Section 4.4 and (B) Investment Property contained in the Bank of America Securities Account) to be held by a Securities Intermediary other than the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.10;
(iii) change its jurisdiction of organization or the location of its chief executive office (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.3; or
(iv) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading under the UCC.
SECTION 4.3 Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of the acquisition or ownership by such Grantor of any (a) Commercial Tort Claim having a value in excess of $200,000 individually or $1,000,000 in the aggregate, (b) Deposit Account (other than Excluded Deposit Accounts) or (c) Investment Property after the date hereof.
SECTION 4.4 Delivery Covenants. To the extent required under the Credit Agreement, each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of the Secured Parties, to the extent constituting Collateral (a) all Certificated Securities, (b) all Partnership/LLC Interests evidenced by a certificate and (c) all negotiable Documents, Instruments and Tangible Chattel Paper having a value in excess of $200,000 individually or $1,000,000 in the aggregate, in each case, owned or held by such Grantor and together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent.

SECTION 4.5 Control Covenants.
(a) Each Grantor shall instruct and otherwise use its commercially reasonable efforts to cause (i) each depositary bank holding a Deposit Account (other than Excluded Deposit Accounts) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property (other than the Bank of America Securities Account) owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account or Investment Property and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”). In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable. After the date hereof, all Deposit Accounts (other than Excluded Deposit Accounts) and all Investment Property (other than the Bank of America Securities Account) will be maintained with the Administrative Agent or with a Controlled Depository or a Controlled Intermediary, as applicable.
(b) Upon the request of the Administrative Agent, each Grantor will take commercially reasonable actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter of Credit Rights and all Electronic Chattel Paper, in each case, in excess of $200,000 individually or $750,000 in the aggregate and owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.
(c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.5(a) and Section 4.5(b)) exceeding in value $100,000 in the aggregate is at any time in the possession or control of any single consignee, warehouseman, bailee (other than a carrier transporting Inventory in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s acknowledgment in writing to hold all such Collateral for the benefit of the Administrative Agent subject to the Administrative Agent’s instructions, and shall use commercially reasonable efforts to cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral, together with an Effective Endorsement and Assignment.
SECTION 4.6 Accounts. Other than in the ordinary course of business or as could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted by the Credit Agreement, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof.
SECTION 4.7 Intellectual Property.
(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way that would affect the value or scope of the Trademark, (iv) will not (and will not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or impaired in any way that would affect the value of the Copyright and (vi) will not (and will not permit any licensee or sublicense thereof to) do any act whereby any material portion of such Copyrights may fall into the public domain.

(b) Each Grantor will notify the Administrative Agent and the Secured Parties promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor is reasonably likely to become forfeited, abandoned or dedicated to the public, or of any adverse institution of, adverse determination in or adverse development in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.
(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within thirty (30) days (which time period may be extended by the Administrative Agent in its sole discretion) after the day on which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.
(d) Each Grantor will take reasonable and necessary steps, and to the extent determined by such Grantor in its reasonable business judgment to be necessary or advisable to the operation of its business, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof (each, a “Proceeding”), to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(e) In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or dilution.
SECTION 4.8 Investment Property; Partnership/LLC Interests
(a) Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for such Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Secured Parties, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof.

(b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the ownership interests of any Issuer, in each case, which Certificated Securities, options or rights constitute Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property constituting Collateral upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, each Grantor shall be permitted to retain all cash dividends and distributions paid by the Issuer thereof.
(c) All Partnership/LLC Interests constituting Collateral issued after the Closing Date (i) shall by their terms provide that they are Securities governed by Article 8 of the UCC, (ii) shall be certificated, (iii) the Grantor thereof shall cause the Issuer to promptly issue and deliver such certificate thereto and (iv) upon receipt by a Grantor of any such certificate(s), such Grantor shall promptly deliver such certificate(s) to the Administrative Agent, for the ratable benefit of the Secured Parties (provided, that prior to such delivery to the Administrative Agent, the applicable Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties).
SECTION 4.9 Equipment. Each Grantor will maintain each material item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).
SECTION 4.10 Vehicles. With respect to any Vehicle located in the United States, upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority Lien on the Vehicle (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles.
SECTION 4.11 Material Government Contracts and Non-Assignable Contracts.
(a) Material Government Contracts.
(i) On or prior to the Closing Date, each Grantor shall have delivered to the Administrative Agent duly completed Assignment Documents for each Material Government Contract of such Grantor.
(ii) From and after the Closing Date, each Grantor shall (i) promptly notify the Administrative Agent in writing if it enters into a Material Government Contract or amends or otherwise modifies a Material Government Contract of such Grantor existing on the Closing Date if such amendment or modification could reasonably be expected to have a Material Adverse Effect and (ii) update each Assignment Document delivered hereunder to the extent required by Applicable Law and provide additional Assignment Documents with respect to any additional Material Government Contracts.

(b) Non-Assignable Contracts. Each Grantor shall (i) within thirty (30) days after the Closing Date with respect to any Non-Assignable Contract in effect on the Closing Date and within thirty (30) days after entering into any Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract and Applicable Law to the assignment or granting of a security interest in such Non-Assignable Contract to the Administrative Agent for the ratable benefit of the Secured Parties and (ii) use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter.
SECTION 4.12 Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers granted herein.
ARTICLE V
REMEDIAL PROVISIONS
SECTION 5.1 General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim any warranties in connection with any sale or other disposition of the Collateral, including, without limitation, any warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Secured Party, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.2 Specific Remedies.
(a) In addition to the remedies set forth in Section 5.1, upon the occurrence and during the continuance of an Event of Default:
(i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors and parties to the Material Contracts subject to a Security Interest that such Accounts and the Material Contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties;
(ii) upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;
(iii) the Administrative Agent may deliver such notices and instructions in accordance with control agreements covering Deposit Accounts and Securities Accounts; and
(iv) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral, subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”) or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the Secured Parties and as property of the Administrative Agent and the Secured Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account. All such Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;
(v) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests, and any or all of any Investment Property or Partnership/LLC Interests may, at the option of the Administrative Agent and the Secured Parties, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests, except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Administrative Agent;

(vi) the Administrative Agent may, and at the request of the Required Lenders shall, file with the applicable Governmental Authority Assignment Documents delivered pursuant hereto with respect to any or all of the Material Government Contracts of the Grantors. After any such filing, the Grantors shall take all action legally necessary to maintain such filings and to make filings with respect to any additional Material Government Contracts; provided, that no Assignment Documents shall be filed except in accordance with this clause (vi);
(vii) the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications and upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; and
(viii) the Administrative Agent shall be entitled to do all acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law.
(b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(a), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests.
SECTION 5.3 Registration Rights.
(a) If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will use commercially reasonable efforts to cause each applicable Issuer (and the officers and directors thereof) to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
SECTION 5.4 Application of Proceeds. Any amounts received by the Administrative Agent from the exercise of remedies against the Collateral pursuant to Section 5.1 or 5.2 shall be applied in payment of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 12.4 of the Credit Agreement. Only after (a) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (b) the payment in full of the Obligations and the termination of the Revolving Credit Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).
SECTION 5.5 Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

ARTICLE VI
THE ADMINISTRATIVE AGENT
SECTION 6.1 Appointment of Administrative Agent as Attorney-In-Fact.
(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, effective upon the occurrence of an Event of Default, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:
(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;
(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interests of the Secured Parties therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).
(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
SECTION 6.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII
MISCELLANEOUS
SECTION 7.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 14.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 14.1 of the Credit Agreement.
SECTION 7.2 Amendments, Waivers and Consents. None of the terms, covenants, agreements or conditions of this Agreement may be amended, supplemented or otherwise modified nor may they be waived or any consent be given, except in accordance with Section 14.2 of the Credit Agreement.
SECTION 7.3 Expenses, Indemnification, Waiver of Consequential Damages, etc.
(a) The Grantors, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each Secured Party to the extent the Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.
(b) The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.
(c) The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.
(d) Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby, any Extension of Credit or the use of the proceeds thereof.
(e) No Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby.
(f) All amounts due under this Section 7.3 shall be payable promptly after demand therefor.

SECTION 7.4 Governing Law; Jurisdiction; Venue; Service of Process.
(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts of the State of New York sitting in the Borough of Manhattan, City of New York and of the United States District Court for the Southern District of New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
(c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e) Appointment of the Borrower as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.
SECTION 7.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 7.6 Injunctive Relief; Punitive Damages.
(a) Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the Secured Parties, at the option of the Administrative Agent and the Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
(b) The Administrative Agent, the Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

SECTION 7.7 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The enumeration of the rights and remedies of the Administrative Agent and the Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.
SECTION 7.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders (except as otherwise provided by the Credit Agreement).
SECTION 7.9 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Secured Parties against events arising after such termination as well as before.
SECTION 7.10 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 7.11 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 7.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.13 Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
SECTION 7.14 Acknowledgements. Each Grantor hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, (ii) it has received a copy of the Credit Agreement and has reviewed and understands same, (iii) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iv) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.
SECTION 7.15 Releases.
(a) At such time as the Obligations (other than (a) contingent indemnification obligations not yet due and (b) the Specified Obligations) shall have been paid in full in cash and the Revolving Credit Commitments have been terminated, (i) the Collateral shall be released from the Liens created hereby, and (ii) this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.
(b) (i) Upon the designation of GLS as the Unrestricted Subsidiary pursuant to Section 9.19 of the Credit Agreement or (ii) if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, subject to the proviso set forth below, such Collateral owned by GLS prior to such designation or such other Collateral subject to such sale, transfer or other disposition shall, in each case, be automatically released from the Liens created hereby and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. In the event that all the Capital Stock of any Grantor that is a Subsidiary of the Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release (or such shorter time as may be agreeable to the Administrative Agent), a written request for release identifying the relevant Grantor and a description of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

SECTION 7.16 Additional Grantors. Each Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 7.17 All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 7.18 Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article XIII of the Credit Agreement.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

DYNCORP INTERNATIONAL INC., as Grantor
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DYNCORP INTERNATIONAL LLC, as Grantor
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer

DIV CAPITAL CORPORATION, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

DYNCORP AEROSPACE OPERATIONS LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

DTS AVIATION SERVICES LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer
[Collateral Agreement — DynCorp]

DYN MARINE SERVICES LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

DYN MARINE SERVICES OF VIRGINIA LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

DYNCORP INTERNATIONAL SERVICES LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

SERVICES INTERNATIONAL LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

WORLDWIDE HUMANITARIAN SERVICES LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer
[Collateral Agreement — DynCorp]

WORLDWIDE RECRUITING AND STAFFING SERVICES LLC, as Grantor
By:	/s/ Robert A. Krause
	Name:	Robert A. Krause
	Title:	Vice President & Treasurer

GLOBAL LINGUIST SOLUTIONS LLC, as Grantor
By:	/s/ Curtis L. Schehr
	Name:	Curtis L. Schehr
	Title:	Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director

[Collateral Agreement — DynCorp]